UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.
     The information provided in Items 2.01, 2.03 and 2.04 below is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 3, 2006, Reliance Steel & Aluminum Co., a California corporation (“Reliance”), completed its acquisition of Earle M. Jorgensen Company, a Delaware corporation (“EMJ”). EMJ was merged with and into (the “Merger”) RSAC Acquisition Corp., a Delaware corporation (the “Surviving Corporation”), which, as the surviving corporation, will continue to operate as a wholly-owned subsidiary of Reliance, and the Surviving Corporation changed its name to “Earle M. Jorgensen Company” pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated January 17, 2006 by and among Reliance, the Surviving Corporation and EMJ as described in that Form 8-K Current Report filed January 20, 2006. Pursuant to the Merger Agreement, each share of EMJ common stock, par value $0.001, is entitled to be exchanged for consideration equal to $6.50 per share of EMJ common stock and 0.0892 of a share of Reliance common stock, no par value. The total cash consideration for outstanding shares of EMJ common stock was approximately $329 million, subject to adjustments for fractional shares.
The fraction of the share of Reliance common stock to be issued in exchange for each share of EMJ common stock as a result of the Merger was determined by the average daily closing sale price for Reliance common stock reported on the New York Stock Exchange for the 20-day trading period ending with and including the second complete trading day prior to the date that the Merger became effective (“Average Stock Price”). The Average Stock Price for that 20-day period was $86.43, which exceeded the upper limit of the 15% symmetrical collar established in the Merger Agreement. The value of the combined cash and stock consideration to be paid to EMJ stockholders is approximately $14.21 per share of EMJ common stock based on the Average Stock Price. The actual value of the stock portion of the consideration may differ depending on the market value of the Reliance common stock on the date that it is issued.
As previously reported, EMJ held a meeting of its stockholders on March 31, 2006 and the EMJ stockholders adopted and approved the Merger Agreement. Reliance and EMJ filed a registration statement on Form S-4, as amended (File No. 333-232625), including a proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”) to register the approximately 4,481,149 shares of Reliance common stock, no par value (the “Shares”), without adjustment for fractional shares, to be issued pursuant to the Merger Agreement.

Upon completion of the Merger, holders of outstanding options to purchase EMJ common stock granted originally under the Earle M. Jorgensen Holding Company, Inc. Option Plan effective as of January 30, 1997, as amended, and assumed by EMJ effective as of April 20, 2005, received for each such option an amount of cash equal to $13.00 minus the applicable per share exercise price. Each outstanding option to purchase EMJ common stock granted pursuant to the Earle M. Jorgensen Company 2004 Stock Incentive Plan has been converted automatically into an option to purchase Reliance common stock on the same terms and conditions as were applicable to such options prior to the Merger, except that the number of shares of Reliance common stock that are subject to such option was adjusted by an exchange ratio comparable to the consideration paid for outstanding shares of EMJ common stock, and the exercise price was similarly adjusted, so as to preserve the economic value of each option. The Merger will be accounted for as a “purchase” and is intended to be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-deferred reorganization with respect to the stock portion of the consideration to be paid to EMJ stockholders. Customary opinions from counsel to Reliance and counsel to EMJ that the Merger will qualify as a reorganization under Section 368(a) of the Code were delivered at the closing of the Merger.
Reliance financed the cash portion of the purchase price and repayment of certain of EMJ’s debt with cash on hand and borrowings under its existing $600 million syndicated credit facility. In addition to obtaining consent from its lenders for the Merger, Reliance entered into amendments to its credit facility and private placement notes to allow the Surviving Corporation to assume $250 million of EMJ’s debt obligations under EMJ’s 9 3/4% senior secured notes, as well as approximately $2.9 million of other existing debt. (See Item 2.03 below.)
No EMJ stockholder demanded payment for EMJ shares in compliance with Section 262 of the Delaware General Corporation Law (the “DGCL”). All shares of EMJ common stock were automatically converted into the right to receive the merger consideration.
On April 4, 2006, Reliance filed a registration statement on Form S-3 (File No. 333- ) to register 2,248,296 shares of Reliance common stock issued upon completion of the Merger as contemplated by the Registration Rights Agreement dated January 17, 2006, by and among Reliance and the following EMJ stockholders: Kelso Investment Associates, L.P., a Delaware limited partnership (“KIA I”), Kelso Equity Partners II, L.P., a Delaware limited partnership (“KEP II”), KIA III-Earle M.

Jorgensen, L.P., a Delaware limited partnership (“KIA III”), and Kelso Investment Associates IV, L.P., a Delaware limited partnership (“KIA IV” and together with KIA I, KEP II and KIA III, the “Kelso Entities”). The Kelso Entities voted their shares of EMJ common stock, constituting about 50.1% of the outstanding shares of EMJ common stock, in favor of adopting and approving the Merger Agreement pursuant to that Voting Agreement dated January 17, 2006.
Upon completion of the Merger, Maurice S. “Sandy” Nelson, the Chief Executive Officer of EMJ, retired, but will continue to be a consultant to Reliance and the Surviving Corporation during a transition period. In addition to two officers designated by Reliance, the officers of EMJ became the officers of the Surviving Corporation. R. Neil McCaffery and William S. Johnson were added as directors of the Surviving Corporation.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements previously filed with the SEC or attached hereto as exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
In connection with the Merger described in Item 2.01 above, the Surviving Corporation entered into a First Supplemental Indenture with The Bank of New York Trust Company, N.A., as successor Trustee, agreeing to assume the obligations under EMJ’s 9 3/4% senior secured notes (the “Notes”) in the total principal amount of $250 million, as well as approximately $2.9 million of other existing debt of EMJ. In connection with the assumption of the obligations under the Notes, the Surviving Corporation also assumed all of the obligations of EMJ under the Indenture (the “Indenture”) dated May 22, 2002 by and between EMJ and The Bank of New York, as Trustee, the Security Documents (as defined in the Indenture), the Registration Rights Agreement (as defined in the Indenture) and the Intercreditor Agreement (the “Intercreditor Agreement”), dated May 22, 2002, between the Trustee and Deutsche Bank Trust Company Americas (“DBTCA”). The Notes are secured by a first priority lien (subject to permitted liens) on substantially all of the Surviving Corporation’s current and future acquired unencumbered real property and the Indenture limits the Surviving Corporation’s ability to pay dividends. The foregoing description of the First Supplemental Indenture is qualified in its entirety by the complete terms and conditions of the First Supplemental Indenture, which is incorporated by reference into this current report as Exhibit 4.1.

Because a “Change of Control” under the Indenture has occurred as a result of the Merger, the Surviving Corporation is obligated to offer to repurchase the Notes within ten business days at an amount equal to 101% of the principal amount of the Notes.
As noted in Item 2.01, Reliance entered into that First Amendment to Credit Agreement (“First Amendment”) dated February 16, 2006 by and among Reliance and RSAC Management Corp., a California corporation that is a wholly-owned subsidiary of Reliance (“RSAC Management”), as borrowers, and Bank of America, N.A., as agent, and the lenders named therein and that Omnibus Amendment No. 2 to Note Purchase Agreements (the “Omnibus Amendment” and, together with the First Amendment, the “Amendments”) dated February 28, 2006 by and among Reliance and the purchasers named therein to amend its existing Credit Agreement (the “Credit Agreement”) dated June 13, 2005 with Bank of America, N.A., as agent, and the lenders named therein, and to amend its outstanding Note Purchase Agreements. The First Amendment provides, among other things, for an increase in the amount available under the credit facility from $600 million to $700 million, which became effective as of April 3, 2006. (The Credit Agreement as amended by the First Amendment may be referred to herein as the “Amended Credit Agreement”.)
The Amendments also allowed Reliance and RSAC Management to enter into a Credit Agreement (the “EMJ Credit Agreement”) dated April 3, 2006 with the Surviving Corporation, pursuant to which Reliance and RSAC Management would make available up to $80 million, or such lesser amount as may be permitted under the Amended Credit Agreement. Upon the request of Reliance and RSAC Management, the borrowings under the EMJ Credit Agreement may be secured by assets of the Surviving Corporation that are not identified as collateral of the Indenture and the Notes. The borrowings under the EMJ Credit Agreement are repayable on demand but in any event no later than April 3, 2008 and may be modified or terminated, as a whole or in part, at the sole discretion of Reliance and RSAC Management without prior notice.
The EMJ Credit Agreement constitutes and is deemed to be a Revolver Credit Agreement (as defined in the Indenture) and Reliance and RSAC Management and their agent(s), if any, are bound by the terms of the Intercreditor Agreement. Pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption”) dated April 3, 2006, among DBTCA, Reliance and Management, Management succeeded to all of the rights of DBTCA and assumed all of DBTCA’s obligations under the Intercreditor Agreement.
The foregoing descriptions of the First Amendment, the Omnibus Amendment, the EMJ Credit Agreement and the Assignment and Assumption are qualified in their entirety by the complete terms and conditions of such agreements, all of which are attached to and incorporated by reference into this current report as Exhibits 4.2, 4.3, 4.4 and 4.5, respectively.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Because a “Change of Control” under the Indenture has occurred as a result of the Merger, the Surviving Corporation is obligated to offer to repurchase the Notes within ten business days (“Change of Control Offer”). Each holder of Notes has the right, at such holder’s option, to require the repurchase of all or any part of such holder’s Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Indenture provides that the repurchase date shall not be earlier than 30 days nor later than 60 days after the date the Change of Control Offer is mailed. In the event that holders of the Notes tender Notes for repurchase in response to the Change of Control Offer, the Surviving Corporation will repurchase such Notes from internally generated funds and borrowings under the EMJ Credit Agreement. If holders elect to have the Surviving Corporation repurchase Notes in excess of $80 million in the aggregate, it may be necessary for Reliance to advance funds under the Amended Credit Agreement.

Item 8.01	Other Events
The disclosure set forth under Item 2.01, 2.03 and 2.04 above is incorporated herein by reference. Reliance issued a press release on April 3, 2006 discussing the Merger. The press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(c)	Shell Company Transactions. N/A

(d)	Exhibits.

4.1	First Supplemental Indenture, dated April 3, 2006, by and among Earle M. Jorgensen Company, RSAC Acquisition Corp. and The Bank of New York Trust Company, N.A.

4.2	Form of First Amendment to Credit Agreement dated February 16, 2006 by and among Reliance and RSAC Management Corp., a California corporation, as borrowers, and Bank of America, N.A., as agent, and the lenders named therein.

4.3	Omnibus Amendment No. 2 to Note Purchase Agreements dated February 28, 2006 by and among Reliance and the purchasers named therein.

4.4	Assignment and Assumption Agreement, dated as of April 3, 2006, by and among Reliance Steel & Aluminum Co., RSAC Management Corp. and Deutsche Bank Trust Company Americas.

4.5	Credit Agreement, effective as of April 3, 2006, by and between Reliance Steel & Aluminum Co., RSAC Management Corp. and Earle M. Jorgensen Company.

99.1	Press Release dated April 3, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: April 6, 2006	By:	/s/ Karla Lewis

Karla Lewis
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

4.1	First Supplemental Indenture, dated April 3, 2006, by and among Earle M. Jorgensen Company, RSAC Acquisition Corp. and The Bank of New York Trust Company, N.A.

4.2	Form of First Amendment to Credit Agreement dated February 16, 2006 by and among Reliance and RSAC Management Corp., a California corporation, as borrowers, and Bank of America, N.A., as agent, and the lenders named therein.

4.3	Omnibus Amendment No. 2 to Note Purchase Agreements dated February 28, 2006 by and among Reliance and the purchasers named therein.

4.4	Assignment and Assumption Agreement, dated as of April 3, 2006, by and among Reliance Steel & Aluminum Co., RSAC Management Corp. and Deutsche Bank Trust Company Americas.

4.5	Credit Agreement, effective as of April 3, 2006, by and between Reliance Steel & Aluminum Co., RSAC Management Corp. and Earle M. Jorgensen Company.

99.1	Press Release dated April 3, 2006